UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2010

South Jersey Gas Company
(Exact name of registrant as specified in its charter)

New Jersey	0-222111	21-0398330
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One South Jersey Plaza, Route 54, Folsom, NJ 08037
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  (609) 561-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act.

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[_] Pre-commencement communications pursuant to Rule 13(3)-4(c) under the Exchange Act.

Item 8.01. Other Events.

On January 15, 2010 South Jersey Gas Company issued a press release announcing that the Company seeks a base rate increase which is more than offset by a recent commodity decrease.  South Jersey Gas is a subsidiary of South Jersey Industries (NYSE:SJI), an energy services holding company.

Item 9.01. Financial Statements and Exhibits.

Exhibit Index

(99)             Press release, dated January 15, 2010 issued by South Jersey Gas Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTH JERSEY GAS COMPANY

Date: January 15, 2010	By:	/s/
Name: David A. Kindlick
Title: Senior Vice President and Chief Financial Officer